Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(323) 466-0960
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS THIRD QUARTER 2008 RESULTS

DTV grows 22 percent sequentially, achieving records in revenues and units shipped

Net income impacted by non-cash charges of $167.6 million in goodwill and intangible asset impairment

SUNNYVALE, Calif.  (October 27, 2008) — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its third quarter ended September 30, 2008.

Revenues for the third quarter were $126.1 million, compared to $128.7 million last quarter and $146.4 million for the third quarter of 2007.  The Company reported a third quarter GAAP net loss of $154.2 million, or $3.01 per share, which includes non-cash charges of $167.6 million for impairment of intangible assets, $4.5 million for amortization of acquired intangible assets and $3.4 million for stock-based compensation expense.  This compares with a net loss of $36.6 million, or $0.71 per share, for the previous quarter and net income of $13.1 million, or $0.26 per diluted share, for the third quarter last year.

Zoran recently performed its annual goodwill impairment analysis in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets” and SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  These annual impairment analyses, which are based on a forecast discounted cash flows model, indicate a $167.6 million non-cash impairment of goodwill and intangible assets within the Company’s Consumer segment. Factors within the analysis that lead to this outcome include an extended decline in the market capitalization of the Company at September 30, 2008 combined with a decline in the Company’s forecasted business outlook, which management attributes to the impact of a weakening macroeconomic environment for Zoran’s consumer business.

Non-GAAP net income for the third quarter was $13.9 million, or $0.27 per diluted share, which excludes the non-cash goodwill impairment, charges related to the amortization of acquisition-related purchased intangible assets, stock-based compensation expenses, and an adjustment of the tax provision to a non-

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GAAP rate.  This compares with non-GAAP net income of $1.5 million, or $0.03 per diluted share, for the previous quarter, and $26.4 million, or $0.51 per diluted share, for the same period last year.

“During the third quarter we saw strength in both flat panel TVs and set-top-boxes, achieving record revenues and 22 percent sequential growth in DTV,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “In addition, continued demand for our COACH processors enabled stronger than expected revenues in digital cameras, driven largely by increases in orders for top-tier Japanese branded products sourced through Taiwan ODMs, where Zoran is a major supplier.  The DVD market exhibited even weaker demand than we anticipated, particularly in the U.S. and Europe. While we are making strides in our geographic expansion efforts, this market is expected to remain challenged in the near term.  Sales of our APPROACH processors were also weaker than expected; however, the next generation to the very successful Viewty by LG Electronics, the Renoir, has recently been released and is shipping to Europe with expansion plans to other geographies by the end of the year.”

Dr. Gerzberg continued, “We continued to focus on managing the business to maintain financial strength even in the tough macroeconomic environment.  We generated over $21 million in cash from operations, resulting in a modest increase in cash and cash equivalents, despite repurchasing roughly 1.2 million shares of our stock for approximately $10 million, and declines in the market value of our short-term investments.  In addition, we closely managed our inventory levels and achieved a 19 percent reduction over last quarter.  We will continue to focus on managing cash and inventory levels as we navigate through these uncertain times. Looking ahead, we are expecting our seasonally weakest fourth quarter to be further impacted by the recession and subsequent decline in consumer spending.  However, we are well positioned to return to growth once the economy begins to recover, and will continue to invest our resources in order to maintain and grow market share in our core markets.”

Recent Highlights

•                  Revenues by product line for the third quarter of 2008 were 35 percent DTV, 34 percent Digital Camera, 13 percent DVD, 13 percent Printer Imaging, 3 percent mobile phone processors and 2 percent other

•                  Zoran announces SupraXD® 170 & SupraXD® 180 Processors supporting a broad range of video formats in set-top boxes for global markets such as Pay Satellite and IP set-top boxes

•                  Zoran announces SupraTV® 260 Processor family optimized for cable set-top box markets and designed to address China Cable market

•                  Zoran-powered Apex Digital converter box supporting Analog Pass-Through gains NTIA approval

•                  Zoran’s APPROACH® 5C Multimedia Processor powers LG’s Renoir KC910 8-megapixel Smartphone

•                  Zoran’s COACH-based HD video camera under top-tier Japanese brand shipping to global markets

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting fourth quarter 2008 revenues to range between $85 million and $90 million, with gross margins ranging between 48 and 49 percent.  Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $51.5 million to $52.5 million.  Acquisition-related amortization costs are expected to be approximately $100,000, and stock-based compensation expense is expected to range between $3.3 and $3.8 million.  The Company expects to record a fourth quarter loss in the range of $0.20 to $0.25 per share on approximately 51.5 million shares.  On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expense, the Company expects to record a loss in the range of $0.15 and $0.20 per share.

Zoran will provide more commentary on its third quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes impairment of intangible assets, acquisition related in-process research and development expenses, amortization of acquired intangible assets and stock-based compensation expense.

 The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss third quarter results.  To listen to the call, please call 617-614-4070 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on October 27, until 4:30 p.m. PT on November 2, 2008. The access number for the replay is 617-801-6888, confirmation number 73364417.  The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in Canada, China, England, France, Germany, India, Israel, Japan, Korea and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements
This press release includes forward-looking statements, including the quotations and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is expected.  Those include risks associated with: potential declines in the Company’s sales as a result of a widespread economic slowdown that could reduce demand for consumer electronic and other products; recent tightening in global credit markets, which could result in insolvency of key suppliers or customers, and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and length of time required for new product development; timing and impact of  new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in our markets and in the markets in which our customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, APPROACH, SupraTV and SupraXD are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Hardware product revenues	$112,112	$129,820	$320,015	$331,510
Software and other revenues	14,022	16,606	43,835	46,478
Total revenues	126,134	146,426	363,850	377,988

Costs and expenses:
Cost of hardware product revenues	66,446	69,876	192,595	174,252
Research and development	28,922	28,063	87,606	83,027
Selling, general and administrative	23,653	28,043	73,552	85,050
Amortization of intangibles	4,494	9,648	22,987	33,986
Impairment of intangible assets	167,579	—	167,579	—
In-process research and development	—	—	22,383	—
Total costs and expenses	291,094	135,630	566,702	376,315

Operating income (loss)	(164,960)	10,796	(202,852)	1,673

Interest and other income, net	3,020	4,046	9,664	12,133
Income (loss) before income taxes	(161,940)	14,842	(193,188)	13,806

Provision (benefit) for income taxes	(7,720)	1,700	2,330	6,350
Net income (loss)	$(154,220)	$13,142	$(195,518)	$7,456

Basic net income (loss) per share	$(3.01)	$0.26	$(3.80)	$0.15
Diluted net income (loss) per share	$(3.01)	$0.26	$(3.80)	$0.15

Shares used to compute basic net income (loss) per share	51,231	49,863	51,464	49,633
Shares used to compute diluted net income (loss) per share	51,231	51,284	51,464	50,861

ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2008		2007		2008		2007

GAAP net income (loss)	$(154,220)		$13,142		$(195,518)		$7,456

Adjusting items to GAAP net income (loss):

Operating expenses related to stock based compensation expense	3,405	(a)	3,567	(a)	9,989	(a)	11,323	(a)
Amortization of intangibles	4,494	(b)	9,648	(b)	22,987	(b)	33,986	(b)
Impairment of intangible assets	167,579	(c)	—		167,579	(c)	—
In-process research and development expense	—		—		22,383	(d)	—
Provision for income taxes	(7,390)	(e)	—		(8,530)	(e)	—

Non-GAAP net income	$13,868	(f)	$26,357	(f)	$18,890	(f)	$52,765	(f)

Non-GAAP basic net income per share	$0.27	(f)	$0.53	(f)	$0.37	(f)	$1.06	(f)
Non-GAAP diluted net income per share	$0.27	(f)	$0.51	(f)	$0.36	(f)	$1.03	(f)

Shares used to compute non-GAAP basic net income per share	51,231		49,863		51,464		49,633
Shares used to compute non-GAAP diluted net income per share	51,321		51,507		51,795		51,148

(a) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R. For 2007, the adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)

(b) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004, Oren Semiconductor, Inc. in June 2005 and Let It Wave in June 2008. These acquired intangible assets are amortized over their estimated useful lives. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results. (see (f) below)

(c) This adjustment represents the impairment of acquisition related to goodwill and intangible assets recorded by the Company as part of the annual Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets” and SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” analysis. The impairment of goodwill and intangible assets does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (f) below)

(d) This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Let It Wave in June 2008. This in process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (f) below)

(e) This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (f) below)

(f) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and short-term investments	$304,134	$319,809
Accounts receivable, net	54,245	58,220
Inventory	49,320	48,992
Prepaid expenses and other current assets	30,949	25,189
Total current assets	438,648	452,210

Property and equipment, net	17,006	17,636
Other assets	128,929	155,850
Intangible assets, net	5,375	194,636

Total assets	$589,958	$820,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$33,894	$67,836
Accrued expenses and other liabilities	41,977	43,968
Total current liabilities	75,871	111,804

Long term liabilities	25,030	20,756

Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	851,447	847,597
Accumulated other comprehensive income	(6,052)	995
Accumulated deficit	(356,389)	(160,871)
Total stockholders’ equity	489,057	687,772

Total liabilities and stockholders’ equity	$589,958	$820,332

Contact:   Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;

or Bonnie McBride (Investors), 323-466-0960, or bonnie@avalonir.com

Web site: http://www.zoran.com

(ZRAN)